EXECUTION VERSION

SECOND AMENDMENT
SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of May 7, 2014 (this “Amendment”), among BOOZ ALLEN HAMILTON INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined below), the Administrative Agent (as defined below), the Collateral Agent (as defined below), and the Lenders party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.
W I T N E S S E T H
WHEREAS, the Borrower, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent (in such capacity, the “Collateral Agent”) and Issuing Lender, are parties to a Credit Agreement, dated as of July 31, 2012 (as amended by First Amendment to Credit Agreement, dated as of August 16, 2013 and as otherwise heretofore amended, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Persons set forth on Schedule I hereto (the “Refinancing Revolving Lenders”) provide revolving commitments (the “Refinancing Revolving Commitments”) in an aggregate amount of $500.0 million to the Borrower, and each Refinancing Revolving Lender has agreed to provide a Refinancing Revolving Commitment in an aggregate amount as set forth on Schedule I hereto, in each case subject to the terms and conditions set forth herein;
WHEREAS, the Borrower has requested that (a) the Persons set forth on Schedule II hereto (the “New Refinancing Tranche A Term Lenders”) make term loans (the “New Refinancing Tranche A Term Loans”) in an aggregate principal amount of $81,269,250.03 to the Borrower on the Second Amendment Effective Date and (b) the Exchanging Tranche A Term Lenders (as defined below) exchange their Existing Tranche A Term Loans (as defined below) for term loans of like aggregate principal amount (the “Exchanged Refinancing Tranche A Term Loans” and, together with the New Refinancing Tranche A Term Loans, the “Refinancing Tranche A Term Loans”), in each case subject to the terms and conditions set forth herein;
WHEREAS, pursuant to Section 2.25 of the Credit Agreement, the Borrower has requested that the Persons listed on Schedule III hereto (the “2014 Supplemental Lenders”) increase their outstanding Initial Tranche A Term Loans or become lenders of Initial Tranche A Term Loans, as applicable, by issuing new term loans in an aggregate principal amount of $168,437,500.00 to the Borrower on the Second Amendment Effective Date (the “2014 Supplemental Term Loans”), in each case subject to the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Borrower and the Lenders party hereto, constituting no less than the Required Lenders (determined as of the Second Amendment Effective Date) agree to amend the Credit Agreement as set forth in Section 5 hereof;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE – REFINANCING REVOLVING COMMITMENTS.
(a)    Subject to the terms and conditions set forth herein and in the Credit Agreement, each Refinancing Revolving Lender severally agrees to provide Refinancing Revolving Commitments to the Borrower in an aggregate amount equal to the amount set forth opposite such Refinancing Revolving Lender’s name on Schedule I hereto.
(b)    The Revolving Commitments existing immediately prior to the effectiveness hereof (the “Existing Revolving Commitments”) shall be terminated upon the effectiveness of this Amendment, and shall be replaced by the Refinancing Revolving Commitments. Any accrued commitment fees under Section 2.9 of the Credit Agreement and any accrued Letter of Credit fees under the first sentence of Section 3.3(a) of the Credit Agreement shall be paid in full in cash on the Second Amendment Effective Date, it being understood and agreed that such fees pursuant to such Sections shall accrue for the account of the Refinancing Revolving Lenders from the Second Amendment Effective Date. Any Revolving Loans existing immediately prior to the effectiveness hereof (the “Existing Revolving Loans”) shall be repaid in full in cash on the Second Amendment Effective Date, together with all accrued and unpaid interest on, and all other amounts owing in respect of, such Existing Revolving Loans.
(c)    Unless the context shall otherwise require, the Refinancing Revolving Lenders shall constitute “Revolving Lenders” and “Lenders”, the Refinancing Revolving Commitments shall constitute “Revolving Commitments” and “Commitments” and revolving loans made pursuant to the Refinancing Revolving Commitments shall constitute “Revolving Loans” and “Loans”, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.
(d)    Each Issuing Lender and each Refinancing Revolving Lender hereby agrees that, notwithstanding the termination of the Existing Revolving Commitments, the Letters of Credit outstanding on the Second Amendment Effective Date shall remain outstanding, and each Refinancing Revolving Lender further agrees that it shall be bound by the applicable provisions of Section 3 of the Credit Agreement in respect thereof.
SECTION TWO – REFINANCING TRANCHE A TERM LOANS.
(e)    Subject to the terms and conditions set forth herein and in the Credit Agreement, each New Refinancing Tranche A Term Lender severally agrees to make New Refinancing Tranche A Term Loans in Dollars to the Borrower on the Second Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such New Refinancing Tranche A Term Lender’s name on Schedule II hereto. Amounts borrowed under this Section 2(a) and repaid or prepaid may not be reborrowed.
(f)    The proceeds of the New Refinancing Tranche A Term Loans shall be used solely to repay in full all Initial Tranche A Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness hereof (the “Existing Tranche A Term Loans”), other than the Existing Tranche A Term Loans of the Exchanging Tranche A Term Lenders that are exchanged for Exchanged Refinancing Tranche A Term Loans and deemed repaid pursuant to paragraph (d) below, and to pay related accrued and unpaid interest, fees and expenses.
(g)    Unless previously terminated, the commitments of the New Refinancing Tranche A Term Lenders pursuant to Section 2(a) shall terminate upon the making of the New Refinancing Tranche A Term Loans on the Second Amendment Effective Date.
(h)    Each Existing Tranche A Term Lender that executes and delivers a signature page to this Amendment and indicates thereon its election of the “Cashless Settlement Option” (each such Lender, an “Exchanging Tranche A Term Lender” and, together with the New Refinancing Tranche A Term Lenders, the “Refinancing Tranche A Term Lenders”; each Tranche A Term Lender that does not so elect, a “Non-Exchanging Lender”) severally agrees, on the Second Amendment Effective Date and subject to the terms and conditions set forth herein and in the Credit Agreement, to exchange all (or such lesser amount as the Administrative Agent may allocate to such Lender (any such Existing Tranche A Term Loans of such Lender not allocated for exchange pursuant hereto, its “Non-Allocated Existing Tranche A Term Loans”)) of its Existing Tranche A Term Loans (the aggregate principal amount of Existing Tranche A Term Loans of such Lender so exchanged, its “Exchanged Amount”) for Exchanged Refinancing Tranche A Term Loans (which Existing Tranche A Term Loans so exchanged shall thereafter be deemed repaid and canceled and no longer be outstanding) in an aggregate principal amount equal to its Exchanged Amount. All accrued and unpaid interest on, and all other amounts owing in respect of, the Existing Tranche A Term Loans of each Exchanging Tranche A Term Lender that are exchanged pursuant to this paragraph (d) (less the Exchanged Amount) shall be repaid in full in cash on the Second Amendment Effective Date.
(i)    The Existing Tranche A Term Loans of each Non-Exchanging Lender and the Non-Allocated Existing Tranche A Term Loans of each Exchanging Tranche A Term Lender shall be repaid in full in cash on the Second Amendment Effective Date, together with all accrued and unpaid interest on, and all other amounts owing in respect of, such Existing Tranche A Term Loans.
(j)    Unless the context shall otherwise require, the New Refinancing Tranche A Term Lenders and the Exchanging Tranche A Term Lenders shall constitute “Tranche A Term Lenders”, “Term Lenders” and “Lenders” and the New Refinancing Tranche A Term Loans and Exchanged Refinancing Tranche A Term Loans shall constitute “Initial Tranche A Term Loans”, “Tranche A Term Loans”, “Term Loans” and “Loans”, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.

SECTION THREE – 2014 SUPPLEMENTAL TERM LOANS.
(k)    Subject to the terms and conditions set forth herein and in the Credit Agreement, each 2014 Supplemental Lender severally agrees to make 2014 Supplemental Term Loans in Dollars to the Borrower on the Second Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such 2014 Supplemental Lender’s name in the column titled “Increasing Supplemental Term Loan Amount” on Schedule III hereto. Amounts borrowed under this Section 3(a) and repaid or prepaid may not be reborrowed.
(l)    The proceeds of the 2014 Supplemental Term Loans shall be used solely to partially prepay Tranche B Term Loans outstanding under the Credit Agreement and to pay related accrued and unpaid interest, fees and expenses.
(m)    Unless previously terminated, the commitments of the 2014 Supplemental Lenders pursuant to Section 3(a) shall terminate upon the making of the 2014 Supplemental Term Loans on the Second Amendment Effective Date.
(n)    Unless the context shall otherwise require, the 2014 Supplemental Lenders shall constitute “Tranche A Term Lenders”, “Term Lenders”, “Lenders” and, if applicable, “New Lenders”, and the 2014 Supplemental Term Loans shall constitute “Initial Tranche A Term Loans”, “Tranche A Term Loans”, “Term Loans”, “Loans” and “New Term Loans”, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. For the avoidance of doubt, the New Refinancing Tranche A Term Loans, the Exchanged Refinancing Tranche A Term Loans and the 2014 Supplemental Term Loans shall constitute a single Tranche under the Credit Agreement (as amended hereby) in an aggregate principal amount of $830,000,000 as of the Second Amendment Effective Date.
SECTION FOUR – CREDIT AGREEMENT AMENDMENTS. Subject to the satisfaction of the conditions set forth in clause (b) of Section Six hereof each of the parties hereto hereby acknowledges, agrees and consents that the Credit Agreement will be amended as provided in this Section, effective as of the Second Amendment Effective Date:
(o)    The following defined terms shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
“2014 Supplemental Term Loans”: has the meaning assigned to such term in the Second Amendment.
“Second Amendment”: the Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
“Second Amendment Effective Date”: May 7, 2014.
(p)    The definition of “Revolving Termination Date” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing “December 31, 2017” with “May 31, 2019”.
(q)    The definition of “Tranche A Term Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing “December 31, 2017” with “May 31, 2019”.
(r)    Section 2.3 of the Credit Agreement is hereby amended by (x) replacing “Closing Date” with “Second Amendment Effective Date” in both places where it appears and (y) replacing the table that appears therein in its entirety and replacing it with the following table:

Date	Amount
September 30, 2014	1.25%
December 31, 2014	1.25%
March 31, 2015	1.25%
June 30, 2015	1.25%
September 30, 2015	1.875%
December 31, 2015	1.875%
March 31, 2016	1.875%
June 30, 2016	1.875%
September 30, 2016	2.5%
December 31, 2016	2.5%
March 31, 2017	2.5%
June 30, 2017	2.5%
September 30, 2017	3.125%
December 31, 2017	3.125%
March 31, 2018	3.125%
June 30, 2018	3.125%
September 30, 2018	13%
December 31, 2018	13%
March 31, 2019	13%

(s)    Section 2.20 of the Credit Agreement is hereby amended by adding the following new paragraph (i) at the end thereof:
“(i) For purposes of this Agreement, any reference to IRS Form W 8 BEN shall be deemed to include a reference to IRS Form W 8 BEN-E.”
(t)    Section 6.9 of the Credit Agreement is hereby amended by adding “(other than 2014 Supplemental Term Loans)” after “Initial Tranche A Term Loans”.
SECTION FIVE – ADDITIONAL AMENDMENTS. Subject to the satisfaction of the conditions set forth in clause (c) of Section Six hereof, each of the parties hereto hereby acknowledges, agrees and consents that the Credit Agreement will be amended as provided in this Section, effective as of the Additional Amendment Effective Time:
(u)    The definition of “Available Amount” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end of such definition: “; excluding, in the case of the immediately preceding clause (a) and clause (b), Restricted Payments and Investments made prior to the Second Amendment Effective Date in an aggregate amount not exceeding $100,000,000.”
(v)    The definition of “Excess Cash Flow Application Amount” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing “3.00:1.00” with “3.50:1.00”.
(w)    The definition of “Excess Cash Flow Percentage” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing “3.00:1.00” with “3.50:1.00”.
(x)    The definition of “Maximum Incremental Facilities Amount” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing “3.25:1.00” with “3.50:1.00”.
(y)    The definition of “Permitted Investors” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing “or the First Amendment Effective Date” with “, the First Amendment Effective Date or the Second Amendment Effective Date” in each place where such phrase appears.
(z)    The definition of “Responsible Officer” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding “, director of finance (or similar title),” after “chief financial officer (or similar title),” in both places where it appears.
(aa)    Section 2.25(e) of the Credit Agreement is hereby amended by inserting “(x) in the case of the 2014 Supplemental Term Loans, the Second Amendment, or (y) otherwise,” after the phrase “pursuant to” in the first sentence of such Section 2.25(e).
(bb)    The following new Section 6.11 of the Credit Agreement is hereby added:
“6.11    Changes in Jurisdictions of Organization; Name. In the case of any Loan Party, upon any change of its name or change of its jurisdiction of organization, such Loan Party shall deliver prompt (and in any event no later than 30 days following such change) written notice to the Collateral Agent and deliver to the Collateral Agent, all additional executed financing statements, financing change statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for in the Security Documents.”
(cc)    Section 7.1(a) of the Credit Agreement is hereby amended by deleting the table that appears therein in its entirety and replacing it with the following table:

Period	Consolidated Net Total Leverage Ratio
September 30, 2012	4.50:1.00
December 31, 2012	4.50:1.00
March 31, 2013	4.25:1.00
June 30, 2013	4.25:1.00
September 30, 2013	4.25:1.00
December 31, 2013	4.25:1.00
March 31, 2014	4.25:1.00
June 30, 2014	4.25:1.00
September 30, 2014	4.25:1.00
December 31, 2014	4.25:1.00
March 31, 2015 and thereafter	4.00:1.00

(dd)    Section 7.6(b) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:
“(b)     provided that (i) no Default or Event of Default is continuing or would result therefrom (or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into) the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount, and (ii)(x) no Default or Event of Default is continuing or would result therefrom (or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into) and (y) the Consolidated Net Total Leverage Ratio shall not exceed 3.50 to 1.00 on a pro forma basis as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such Restricted Payment, the Borrower may make unlimited Restricted Payments;”
(ee)    Section 7.6(o) of the Credit Agreement is hereby amended by replacing “other Restricted Payments in an amount not to exceed $150,000,000” with “(x) other Restricted Payments made prior to the Second Amendment Effective Date in an amount not to exceed $150,000,000 and (y) other Restricted Payments made on or after the Second Amendment Effective Date in an amount not to exceed $300,000,000”.
(ff)    Section 7.7(f) of the Credit Agreement is hereby amended by (x) replacing “(A)(x)” with “(x)” and (y) replacing “$300,000,000” with “(A) the greater of (x) $300,000,000 and (y) 50% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1”.
(gg)    Section 7.7(h) of the Credit Agreement is hereby amended by replacing “$75,000,000” with “the greater of (x) $75,000,000 and (y) 12.5% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1”.
(hh)    Section 7.7(v) of the Credit Agreement is hereby amended by replacing “$75,000,000” with “the greater of (x) $75,000,000 and (y) 12.5% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1”.
(ii)    Section 7.7(x) of the Credit Agreement is hereby amended by replacing “$50,000,000” with “the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1”.
(jj)    Section 7.7(z) of the Credit Agreement is hereby amended by replacing “2.50” with “3.50”.
(kk)    Section 7.16 of the Credit Agreement is hereby deleted in its entirety.
SECTION SIX – CONDITIONS TO EFFECTIVENESS:
(ll)    This Amendment shall become effective on the date on which the Loan Parties, each Refinancing Tranche A Term Lender, each Exchanging Tranche A Term Lender, each Refinancing Revolving Lender and each 2014 Supplemental Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent (or its counsel); provided that, (x) the agreements set forth in Sections 1 and 2 hereof and the amendments set forth in Section 4 hereof shall become effective only if the Second Amendment Effective Date shall occur, (y) the amendments set forth in Section 5 hereof shall become effective only if the Additional Amendment Effective Time shall occur and (z) the agreements set forth in Section 3 hereof shall become effective only if the Incremental Effective Time shall occur.
(mm)    The agreements set forth in Sections 1 and 2 hereof and the amendments set forth in Section 4 hereof shall become effective as of the time (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i)
No Default; Representations and Warranties. no Default or Event of Default shall exist as of the Second Amendment Effective Date after giving effect to this Amendment and the borrowing of the Refinancing Tranche A Term Loans and all of the representations and warranties of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on the Second Amendment Effective Date as if made on and as of such date (unless such representation or warranty relates to a specific date, in which case such representation or warranty shall have been true and correct in all material respects as of such specific date);

(ii)
Tranche A Term Loan Borrowing and Prepayment. (i) the Administrative Agent shall have received from the Borrower a notice of prepayment with respect to the Initial Tranche A Term Loans (other than the Exchanged Initial Tranche A Term Loans) (the “Term Loan Prepayment”) and a notice of borrowing with respect to the Refinancing Tranche A Term Loans and (ii) substantially contemporaneously with the other transactions contemplated hereby, the Borrower shall have made the Term Loan Prepayment and shall have paid all accrued and unpaid interest on all Existing Tranche A Term Loans and other amounts required to be paid by it in connection therewith;

(iii)
Revolving Commitment Termination. (i) the Administrative Agent shall have received from the Borrower a notice of termination with respect to the Existing Revolving Commitments and, to the extent any Existing Revolving Loans are outstanding, a notice of prepayment with respect to such Existing Revolving Commitments (the “Revolving Loan Prepayment”) and (ii) if applicable, substantially contemporaneously with the other transactions contemplated hereby, the Borrower shall have made the Revolving Loan Prepayment, and shall have paid all accrued and unpaid interest on all Existing Revolving Loans and other amounts required to be paid by it in connection therewith;

(iv)
Fees. the Borrower shall have paid, or caused to be paid (including by means of offsetting against the proceeds of the 2014 Supplemental Term Loans) to the Administrative Agent all fees and other amounts due and payable under or in connection with this Amendment, including, without limitation, the fees payable pursuant to Section 13 hereof and all fees and other amounts agreed to between the Borrower and the joint lead arrangers of this Amendment, and, to the extent invoiced in reasonable detail at least three Business Days prior to the Second Amendment Effective Date, all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document;

(v)
Legal Opinions; Certificates. the Administrative Agent shall have received legal opinions and closing certificates (consistent with those delivered on the Closing Date pursuant to clauses (f) and (g) of Section 5.1 of the Credit Agreement), together with appropriate insertions and attachments (including true and complete copies of resolutions of the board of directors or a duly authorized committee thereof for each of the Loan Parties approving and authorizing the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement as amended hereby and a good standing certificate (or the equivalent thereof) for the Borrower and the other Loan Parties from their respective jurisdictions of formation); and

(vi)
USA PATRIOT Act. the Lenders shall have received from the Borrower and each of the Loan Parties documentation and other information reasonably requested by any Lender no less than 5 Business Days prior to the Second Amendment Effective Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(nn)    The amendments set forth in Section 5 hereof shall become effective on the date on which each of the following conditions is satisfied (the “Additional Amendment Effective Time”):

(i)	Required Lenders. The Administrative Agent shall have received counterparts of this Amendment executed by the Required Lenders; and

(ii)	Second Amendment Effective Date. The Second Amendment Effective Date shall have occurred.
(oo)    The agreements set forth in Section 3 hereof shall become effective on the date on which each of the following conditions is satisfied (the “Incremental Effective Time”):

(i)	Borrowing Notice. The Administrative Agent shall have received from the Borrower a notice of borrowing with respect to the 2014 Supplemental Term Loans; and

(ii)	Second Amendment Effective Date. The Additional Amendment Effective Time shall have occurred.
SECTION SEVEN – REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. In order to induce the Lenders to enter into this Amendment, each of the Loan Parties represents and warrants, on the Second Amendment Effective Date, to each of the Lenders and the Administrative Agent that:
(pp)    the execution, delivery and performance by such loan party of this Amendment is within such Loan Party’s corporate or other powers, has been authorized by all necessary corporate or other organizational action, except (other than with respect to the Borrower), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect, and has been duly executed and delivered on behalf of the Loan Parties party hereto;
(qq)    this Amendment and the Credit Agreement, as amended hereby, each constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing;
(rr)    all of the representations and warranties contained in the Credit Agreement, as amended hereby, and in the other Loan Documents are true and correct in all material respects on the Second Amendment Effective Date as if made on and as of such date (unless such representation or warranty relates to a specific date, in which case such representation or warranty were true and correct in all material respects as of such specific date); and
(ss)    no Default or Event of Default exists as of the Second Amendment Effective Date after giving effect to this Amendment and the borrowing of the Refinancing Tranche A Term Loans and the 2014 Supplemental Term Loans.
The Administrative Agent shall give prompt notice in writing to the Borrower of the occurrence of the Second Amendment Effective Date, the Additional Amendment Effective Time and the Incremental Effective Time. It is understood that such writing may be delivered or furnished by electronic communication.
SECTION EIGHT – SECURITY. The Loan Parties acknowledge that (a) the Refinancing Tranche A Term Loans, any Revolving Loans made pursuant to the Refinancing Revolving Commitments and the 2014 Supplemental Term Loans constitute Borrower Obligations (as defined in the Guarantee and Collateral Agreement) and (b) notwithstanding the effectiveness of this Amendment, (i) the Guarantee and Collateral Agreement shall continue to be in full force and effect, (ii) the Guarantor Obligations of each Guarantor are not impaired or affected and (iii) all guarantees made by the Loan Parties pursuant to the Guarantee and Collateral Agreement and all Liens granted by the Loan Parties as security for the Borrower Obligations (including the Refinancing Tranche A Term Loans, any Revolving Loans made pursuant to the Refinancing Revolving Commitments and the 2014 Supplemental Term Loans) and the Guarantor Obligations pursuant to the Guarantee and Collateral Agreement continue in full force and effect; and, further, confirm and ratify their respective obligations under each of the Loan Documents executed by the Loan Parties, as amended hereby.
SECTION NINE – WAIVER.    Notwithstanding anything contained in Section 2.25 of the Credit Agreement to the contrary, the parties hereto hereby waive any notice requirement with respect to the 2014 Supplemental Term Loans and the issuance of New Term Loans with respect thereto.
SECTION TEN – SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION ELEVEN – CONTINUING EFFECT; NO OTHER WAIVERS OR AMENDMENTS. Except as expressly set forth herein, this Amendment shall not (i) constitute a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement (other than with respect to the Existing Tranche A Term Loans and the Tranche B Term Loans which are prepaid with the proceeds from the 2014 Supplemental Term Loans) or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or (ii) by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement or any other Loan Document in similar or different circumstances. After the Second Amendment Effective Date, any reference in any Loan Document to the Credit Agreement shall mean the Credit Agreement, as amended hereby. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
SECTION TWELVE – COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic (i.e. “pdf”) transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION THIRTEEN– PAYMENT OF FEES AND EXPENSES. The Borrower agrees (a) to pay to (i) each Exchanging Tranche A Term Lender and Refinancing Revolving Lender, as applicable, an amendment fee in an amount equal to 0.25% of (x) in the case of an Exchanging Tranche A Term Lender, the aggregate principal amount of such Exchanging Tranche A Term Lender’s Exchanged Refinancing Tranche A Term Loans outstanding on the Second Amendment Effective Date and (y) in the case of a Refinancing Revolving Lender, the aggregate amount of such Extended Revolving Lender’s Refinancing Revolving Commitments outstanding on the Second Amendment Effective Date, (ii) each Tranche B Term Lender that shall have executed and unconditionally delivered to the Administrative Agent (or its counsel) a counterpart to this Amendment at or prior to 5:00 p.m., New York City time, on April 29, 2014, an amendment fee in an amount equal to 0.25% of the aggregate principal amount of such Tranche B Term Lender’s Initial Tranche B Term Loans outstanding on the Second Amendment Effective Date and (iii) each New Refinancing Tranche A Term Lender and 2014 Supplemental Lender an upfront fee in an amount equal to 0.25% of (x) in the case of a New Refinancing Tranche A Term Lender, the aggregate principal amount of such New Refinancing Tranche A Term Lender’s New Refinancing Tranche A Term Loans outstanding on the Second Amendment Effective Date and (y) in the case of a 2014 Supplemental Lender, the aggregate principal amount of such 2014 Supplemental Lender’s 2014 Supplemental Term Loans outstanding on the Second Amendment Effective Date and (b) to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment including, without limitation, the reasonable fees and disbursements and other charges of Cravath, Swaine & Moore LLP, counsel to the Administrative Agent.
SECTION FOURTEEN – GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The provisions of Sections 10.12 and 10.17 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BOOZ ALLEN HAMILTON INC.
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Executive Vice President, Chief Financial
    Officer and Chief Administrative Officer

BOOZ ALLEN HAMILTON INVESTOR CORPORATION
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Executive Vice President, Chief Financial
    Officer and Chief Administrative Officer

BOOZ ALLEN HAMILTON ENGINEERING HOLDING CO., LLC
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Vice President

BOOZ ALLEN HAMILTON ENGINEERING SERVICES, LLC
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Vice President

SDI TECHNOLOGY CORPORATION
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Vice President

ASE, INC.
By:    /s/ John D. Mayer
Name: John D. Mayer
Title: President

BOOZ ALLEN HAMILTON INTERNATIONAL, INC.
By:    /s/ Michael W. Jones
Name: Michael W. Jones
Title: President

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Issuing Lender

By:    /s/ David H. Strickert
Name:    David H. Strickert
Title:    Managing Director

Banco de Sabadell, S.A., Miami Branch, as Refinancing Revolving Lender, New Refinancing Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ Maurici Lladó
Name:    Maurici Lladó
Title:    Executive Director
Corporate & Investment Banking Americas

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as New Refinancing Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ George Stoecklein
Name:    George Stoecklein
Title:    Director
Crédit Industriel et Commercial
as New Refinancing Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ Clifford Abramsky
Name:    Clifford Abramsky
Title:    Managing Director

By:    /s/ Marcus Edward
Name:    Marcus Edward
Title:    Managing Director

Fifth Third Bank, as
Refinancing Revolving Lender, New Refinancing Tranche A Term Lender and 2014 Supplemental Lender
By:    /s/ Susan A. Waters
Name:    Susan A. Waters
Title:    Vice President

First Hawaiian Bank, as New
Refinancing Tranche A Term Lender and 2014 Supplemental Lender
By:    /s/ Derek Chang
Name:    Derek Chang
Title:    Vice President
FIRST NATIONAL BANK OF OMAHA,
as New Refinancing Tranche A Term Lender and 2014 Supplemental Lender
By:    /s/ Andrew H. Wong
Name:    Andrew H. Wong
Title:    Director

HSBC Bank USA, N.A., as New Refinancing Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ Reed R. Menefee
Name:    Reed R. Menefee
Title:    Senior Vice President
(signing authority 20403)

M&T Bank, as Refinancing Revolving Lender, New Refinancing Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ Brendan C. Bayer
Name:    Brendan C. Bayer
Title:    Assistant Vice President

One West Bank, NA, as New
Refinancing Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ Jean-Pierre Knight
Name:    Jean-Pierre Knight
Title:    SVP

PEOPLE’S UNITED BANK, as New Refinancing
Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ David Denlinger
Name:    David Denlinger
Title:    SVP, Regional Manager
Regions Bank, as Refinancing Revolving Lender, New Refinancing Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ Kyle B. Husted
Name:    Kyle B. Husted
Title:    Assistant Vice President

SYNOVUS BANK, as Refinancing Revolving Lender, New Refinancing Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ Aaron Hill
Name:    Aaron Hill
Title:    Corporate Banker

TD Bank, N.A., as New Refinancing Tranche A Term Lender and 2014 Supplemental Lender

By:    /s/ Mark Hogan
Name:    Mark Hogan
Title:    Senior Vice President

I. Election (Check Any That Apply):

A.    □ CONSENT TO AMENDMENT AND PROVISION OF REFINANCING REVOLVING COMMITMENTS (REVOLVING LENDERS ONLY):
By checking this box, the undersigned Revolving Lender hereby consents to the Amendment and agrees to provide Refinancing Revolving Commitments in an aggregate amount indicated below (or such lesser amount allocated to such Revolving Lender by the Administrative Agent)

Amount of existing Revolving Commitments: $_________

B.    □ CONSENT AND CASHLESS SETTLEMENT OPTION (TRANCHE A TERM LENDERS ONLY):
By checking this box, the undersigned Tranche A Term Lender hereby consents to the Amendment and agrees to exchange (on a cashless basis) 100% of the outstanding principal amount of its Existing Tranche A Term Loans (or such lesser amount allocated to such Tranche A Term Lender by the Administrative Agent) for Exchanged Refinancing Tranche A Term Loans in an equal principal amount.

Principal amount of Existing Tranche A Term Loans: $___________________

C. □ CONSENT TO AMENDMENT (TRANCHE B TERM LENDERS ONLY): By checking this box, the undersigned Tranche B Term Lender hereby consents to the Amendment.

II. Signature:

Name of Institution: [Lender Signature Pages on File with the Administrative Agent]

by
Name:
Title:
For any institution requiring a second signature line:
by
Name:
Title:

SCHEDULE I
Refinancing Revolving Commitments

Refinancing Revolving Lenders	Refinancing Revolving Commitments
Barclays Bank PLC	$50,000,000.00
Credit Suisse AG	$47,294,478.92
Bank of America, N.A.	$42,245,537.68
HSBC Bank USA, N.A.	$40,051,180.35
JPMorgan Chase Bank, N.A.	$40,051,180.35
Sumitomo Mitsui Banking Corporation	$40,051,180.35
Citibank, N.A.	$40,051,180.35
Morgan Stanley Bank, N.A.	$40,051,180.35
Bank of Tokyo-Mitsubishi UFJ, Ltd.	$30,612,244.90
TD Bank, N.A.	$20,408,163.27
Capital One National Association	$20,408,163.27
Mizuho Bank, Ltd.	$16,326,530.61
Fifth Third Bank	$14,700,000.00
Citizens Bank of Pennsylvania	$14,285,714.29
PNC Bank, National Association	$8,163,265.31
Regions Bank	$7,350,000.00
M & T Bank	$6,100,000.00
First Commonwealth Bank	$5,102,040.82
Synovus Bank	$4,904,693.88
American Savings Bank, F.S.B.	$4,081,632.65
Stifel Bank and Trust	$4,081,632.65
Banco de Sabadell, S.A., Miami Branch	$3,680,000.00
Total:	$500,000,000.00
SCHEDULE II
New Refinancing Tranche A Term Loans

New Refinancing Tranche A Term Lenders	New Refinancing Tranche A Term Loan Amount
Fifth Third Bank	$14,743,281.97
HSBC Bank USA, N.A.	$13,018,350.53
People's United Bank	$7,485,551.55
Regions Bank	$7,371,640.99
Bank of Tokyo-Mitsubishi UFJ, Ltd.	$6,509,175.26
M & T Bank	$6,151,170.62
Synovus Bank	$4,910,282.71
OneWest Bank, N.A.	$4,881,881.45
First Hawaiian Bank	$4,230,963.92
TD Bank, N.A.	$4,097,293.36
Banco de Sabadell, S.A., Miami Branch	$3,684,193.20
First National Bank of Omaha	$2,278,211.34
Crédit Industriel et Commercial	$1,907,253.12
Total:	$81,269,250.03
SCHEDULE III
2014 Supplemental Term Loans

2014 Supplemental Lenders	2014 Supplemental Term Loan Amount
Fifth Third Bank	$30,556,718.03
HSBC Bank USA, N.A.	$26,981,649.47
People's United Bank	$15,514,448.45
Regions Bank	$15,278,359.01
Bank of Tokyo-Mitsubishi UFJ, Ltd.	$13,490,824.74
M & T Bank	$12,748,829.38
Synovus Bank	$10,176,982.60
OneWest Bank, N.A.	$10,118,118.55
First Hawaiian Bank	$8,769,036.08
TD Bank, N.A.	$8,491,992.36
Banco de Sabadell, S.A., Miami Branch	$7,635,806.80
First National Bank of Omaha	$4,721,788.66
Crédit Industriel et Commercial	$3,952,945.88
Total:	$168,437,500.00